Exhibit 99.2

Risk Factors

Risks Related to our Financial Condition

Current economic conditions may adversely affect our industry, business and results of operations.

The United States economy is continuing to feel the impact of the economic downturn that began in late 2007, and the future economic environment may not fully recover to levels prior to the downturn. This economic uncertainty has and could further lead to reduced consumer spending. If consumer spending decreases or does not grow, we may not be able to sustain the improvement in our same store sales. In addition, reduced or flat consumer spending may drive us and our competitors to offer additional products at promotional prices, which would have a negative impact on our gross profit. We operate a number of stores in areas that are experiencing a lower or slower recovery than the economy on a national level. A continued softening or slow recovery in consumer spending may adversely affect our industry, business and results of operations. Reduced revenues as a result of decreased consumer spending may also reduce our liquidity and otherwise hinder our ability to implement our long term strategy.

We are highly leveraged. Our substantial indebtedness could limit cash flow available for our operations and could adversely affect our ability to service debt or obtain additional financing if necessary.

We had, as of November 29, 2014, approximately $5.851 billion of outstanding indebtedness and stockholders’ deficit of $1.793 billion. As of November 29, 2014, after giving effect to (a) the acquisition and (b) the Tranche 7 Adjustments, our total outstanding debt and other liabilities of our subsidiaries would have been approximately $7.745 billion. As of November 29, 2014, after giving effect to (a) the acquisition and (b) the Tranche 7 Adjustments, we had additional borrowing capacity under our Senior Credit Facility of approximately $907.4 million, net of outstanding letters of credit of approximately $71.1 million. Our earnings were sufficient to cover fixed charges for fiscal 2014 by $233.4 million. However, our earnings were insufficient to cover fixed charges and preferred stock dividends for fiscal 2013, 2012, 2011 and 2010 by $14.0 million, $412.4 million, $564.8 million and $498.4 million, respectively.

Our high level of indebtedness will continue to restrict our operations. Among other things, our indebtedness will:

•        limit our flexibility in planning for, or reacting to, changes in the markets in which we compete;

•        place us at a competitive disadvantage relative to our competitors with less indebtedness;

•        render us more vulnerable to general adverse economic, regulatory and industry conditions; and

•        require us to dedicate a substantial portion of our cash flow to service our debt.

Our ability to meet our cash requirements, including our debt service obligations, both now and after the consummation of the pending acquisition of EnvisionRx, is dependent upon our ability to substantially improve our operating performance, which will be subject to general economic and competitive conditions and to financial, business and other factors, many of which are beyond our control. We cannot provide any assurance that our business will generate sufficient cash flow from operations to fund our cash requirements and debt service obligations.

We believe we have adequate sources of liquidity to meet our anticipated requirements for working capital, debt service and capital expenditures through fiscal 2016 (including following the acquisition of EnvisionRx) and have no significant debt maturities prior to January 2020. However, if our operating results, cash flow or capital resources prove inadequate, or if interest rates rise significantly, we could face liquidity constraints. If we are unable to service our debt or experience a significant reduction in our liquidity, we could be forced to reduce or delay planned capital expenditures and other initiatives, sell assets, restructure or refinance our debt or seek additional equity capital, and we may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our existing debt agreements limit our ability to take certain of these actions. Our failure to generate sufficient operating cash flow to pay our debts or refinance our indebtedness could have a material adverse effect on us.

Borrowings under our Senior Credit Facility are based upon variable rates of interest, which could result in higher expense in the event of increases in interest rates.

As of November 29, 2014, after giving effect to (a) the acquisition and (b) the Tranche 7 Adjustments, approximately $2.991 billion of our outstanding indebtedness bore interest at a rate that varies depending upon the London Interbank Offered Rate (“LIBOR”). Borrowings under our Tranche 1 Term Loan and Tranche 2 Term Loan are subject to a minimum LIBOR floor of 100 basis points. Borrowings under our Senior Credit Facility are most sensitive to LIBOR fluctuations because there is no floor. If LIBOR rises, the interest rates on outstanding debt will increase. Therefore an increase in LIBOR would increase our interest payment obligations under those loans and have a negative effect on our cash flow and financial condition. We recently increased our borrowing capacity under our Senior Credit Facility from 1.795 billion to $3.0 billion (or $3.7 billion upon the repayment of the $650 million aggregate principal amount outstanding under our 8.00% Notes), which could increase our exposure to this risk. We currently do not maintain hedging contracts that would limit our exposure to variable rates of interest.

The covenants in the instruments that govern our current indebtedness may limit our operating and financial flexibility.

The covenants in the instruments that govern our current indebtedness limit our ability to:

•   incur debt and liens;

•   pay dividends;

•   make redemptions and repurchases of capital stock;

•   make loans and investments;

•   prepay, redeem or repurchase debt;

•   engage in acquisitions, consolidations, asset dispositions, sale- leaseback transactions and affiliate transactions (not including the proposed acquisition of EnvisionRx or the transactions contemplated thereby);

•   change our business;

•   amend some of our debt and other material agreements;

•   issue and sell capital stock of subsidiaries;

•   restrict distributions from subsidiaries; and

•   grant negative pledges to other creditors.

The Senior Credit Facility contains covenants which place restrictions on the incurrence of debt beyond the restrictions described above, the payment of dividends, sale of assets, mergers and acquisitions and the granting of liens. Our Senior Credit Facility has a financial covenant which requires us to maintain a minimum fixed charge coverage ratio. The covenant requires that, if availability under the revolving credit facility (a) on any date is less than (i) in the case of dates prior to the repayment of our 8.00% Notes, $175.0 million and (ii) in the case of dates on and after the repayment of our 8.00% Notes, $200.0 million, or (b) for three consecutive business days is less than (i) in the case of dates prior to the repayment of our 8.00% Notes, $225.0 million and (ii) in the case of dates on or after the repayment of our 8.00% Notes, $250.0 million, we maintain a minimum fixed charge coverage ratio of 1.00 to 1.00. As of March 16th, 2015, we had availability under our revolving credit facility of approximately $1.229 billion, our fixed charge coverage ratio was greater than 1.00 to 1.00, and we were in compliance with the Senior Credit Facility’s financial covenant.

Risks Related to our Operations

We need to improve our operations in order to improve our financial condition, but our operations will not improve if we cannot effectively implement our business strategy or if our strategy is negatively affected by worsening economic conditions.

We have not yet achieved the sales productivity level of our major competitors. We believe that improving the sales of existing stores is important to improving profitability and operating cash flow. If we are not successful in implementing our strategies, including our efforts to increase sales and further reduce costs, or if our strategies are not effective, we may not be able to improve our operations. In addition, any further adverse change or continued weakness in general economic conditions or major industries can adversely affect drug benefit plans and reduce our pharmacy sales. Adverse changes in general economic conditions could affect consumer buying practices and consequently reduce our sales of front end products, and cause a decrease in our profitability. Failure to improve operations or a continued weakness in major industries or general economic conditions would adversely affect our results of operations, financial condition and cash flows and our ability to make principal or interest payments on our debt.

We purchase all of our brand and generic drugs from a single wholesaler. A disruption in this relationship may have a negative effect on us.

We purchase all of our brand prescription and, with limited exceptions, all of our generic drugs, from a single wholesaler, McKesson. Pharmacy sales represented approximately 67.9% of our total sales during fiscal 2014. While we believe that alternative sources of supply for most generic and brand name pharmaceuticals are readily available, a significant disruption in our relationship with McKesson could make it difficult for us to continue to operate our business on a regular basis until we executed a replacement wholesaler agreement or developed and implemented self-distribution processes. We believe we could obtain and qualify alternative sources, including through self-distribution, for substantially all of the prescription drugs we sell on an acceptable basis, and accordingly that the impact of any disruption would be temporary. In addition, because McKesson acts as a wholesaler for drugs purchased from ultimate manufacturers worldwide, any disruption in the supply of a given drug could adversely impact McKesson’s ability to fulfill our demands, which could adversely affect us.

A significant disruption in our computer systems or a cyber-security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our ordering, pricing, point-of-sale, inventory replenishment and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. Although we deploy a layered approach to address information security threats and vulnerabilities, including ones from a cyber-security standpoint, designed to protect confidential information against data security breaches, a compromise of our information security controls or of those businesses with whom we interact, which results in confidential information being accessed, obtained, damaged or used by unauthorized or improper persons, could harm our reputation and expose us to regulatory actions and claims from customers and clients, financial institutions, payment card associations and other persons, any of which could adversely affect our business, financial position and results of operations. Moreover, a data security breach could require that we expend significant resources related to our information systems and infrastructure, and could distract management and other key personnel from performing their primary operational duties. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise or breach of our data security, whether external or internal, or misuse of customer, associate, supplier or our data could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, fines or lawsuits, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business. Although we maintain cyber security insurance, we cannot assure you that the coverage limits under our insurance program will be adequate to protect us against future claims. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to our business, compliance with those requirements could also result in additional costs.

We are subject to payment-related risks that could increase our operating costs, expose us to fraud or theft, subject us to potential liability and potentially disrupt our business.

We accept payments using a variety of methods, including cash, checks, credit and debit cards, and gift cards, and we may offer new payment options over time. Acceptance of these payment options subjects us to rules, regulations, contractual obligations and compliance requirements, including payment network rules and operating guidelines, data security standards and certification requirements, and rules governing electronic funds transfers. These requirements may change over time or be reinterpreted, making compliance more difficult or costly. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs. We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards, and other forms of electronic payment. If these companies become unable to provide these services to us, or if their systems are compromised, it could potentially disrupt our business. The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated, seeking to obtain unauthorized access to or exploit weaknesses that may exist in the payment systems. If we fail to comply with applicable rules or requirements for the payment methods we accept, or if payment-related data is compromised due to a breach or misuse of data, we may be liable for costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or our ability to accept or facilitate certain types of payments may be impaired. In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. As a result, our business and operating results could be adversely affected.

If we fail to protect the security of personal information about our customers and associates, we could be subject to costly government enforcement actions or private litigation.

Through our sales and marketing activities, we collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our web site, or otherwise communicate and interact with us. We also gather and retain information about our associates in the normal course of business. We may share information about such persons with vendors that assist with certain aspects of our business. Despite instituted safeguards for the protection of such information, security could be compromised and confidential customer or business information misappropriated, for which we have paid related penalties in the past. Loss of customer or business information could disrupt our operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with more rigorous privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes.

Risks Related to the Acquisition of EnvisionRx

We are subject to integration risks as a result of the acquisition, and we may not realize the anticipated benefits of the acquisition in the time frame anticipated, or at all.

We believe we will benefit from the integration of our client and patient packages with those of EnvisionRx, and realize other synergies as a result of the acquisition. However, we are subject to integration risks related to the acquisition, including difficulties in achieving anticipated cost savings, synergies, business opportunities and revenue opportunities from combining the businesses; difficulties in assimilation of employees; and challenges in keeping existing customers and obtaining new customers. Integration efforts between the two companies may also divert management attention and resources. Additionally, we may not be able to successfully capture all anticipated synergies in the time frame anticipated, or at all. Any inability to realize the potential benefits of the acquisition, as well as any delays in integration, could have an adverse effect on our business, financial condition and results of operations.

The announcement and pendency of the acquisition may cause disruptions in the business of EnvisionRx, which could have an adverse effect on their business, financial condition or results of operations and, post-closing, our business, financial condition or results of operations.

The announcement and pendency of the acquisition of could cause disruptions of the business of EnvisionRx. Specifically:

•        current and prospective customers of EnvisionRx may experience uncertainty about the ability of EnvisionRx to meet their needs, which might cause customers to obtain PBM and other services elsewhere; and

•        while we have entered into employment contracts with a number of key executives from EnvisionRx, current and prospective associates of EnvisionRx may experience uncertainty about their future roles with Rite Aid, which might adversely affect the ability of EnvisionRx to attract and retain key personnel.

These disruptions could be exacerbated by a delay in the completion of the acquisition and could have an adverse effect on the business, financial condition or results of operations of EnvisionRx prior to the completion of the acquisition and on Rite Aid following the completion of the acquisition.

The pending acquisition is subject to approvals from government entities. Failure to consummate the pending acquisition could have a material adverse effect on us.

We cannot complete the acquisition of EnvisionRx unless we receive various consents, approvals and clearances from antitrust and other authorities in the United States. While we believe that we will receive the requisite approvals from these authorities, there can be no assurance of this.

If the acquisition is not consummated for any reason, we will have incurred substantial expenses without realizing the anticipated benefits of the acquisition.

Subject to certain limitations, certain holders of equity interests in EnvisionRx may sell Rite Aid common stock following the completion of the acquisition of the EnvisionRx, which could cause our stock price to decrease.

The shares of Rite Aid common stock that certain holders of equity interests in EnvisionRx will receive following the completion of the acquisition of EnvisionRx are restricted, but these holders may sell these shares following the acquisition under certain circumstances, including pursuant to a registered underwritten public offering under the Securities Act or in accordance with Rule 144 under the Securities Act. We have entered into a registration rights agreement with these holders, which will give these holders the right to require us to register all or a portion of their shares at certain times, subject to certain conditions and restrictions. The sale of a substantial number of our shares by these or other stockholders within a short period of time could cause our stock price to decrease, make it more difficult for us to raise funds through future offerings of Rite Aid common stock or acquire other businesses using Rite Aid common stock as consideration.

If goodwill or other intangible assets that we expect to record in connection with the EnvisionRx acquisition become impaired, such impairments could have an adverse impact on our earnings and capital.

In connection with the accounting for the acquisition, we expect to record a significant amount of goodwill and other intangible assets. Under GAAP, we must assess, at least annually and potentially more frequently, whether the value of goodwill and other indefinite-lived intangible assets have been impaired. Finite-lived intangible assets will be assessed for impairment in the event of an impairment indicator. Any reduction or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could materially adversely affect our results of operations and stockholders’ equity in future periods.

Our unaudited pro forma condensed combined financial data accounting for the acquisition of EnvisionRx and the related supplemental information presenting the unaudited pro forma adjusted financial information of EnvisionRx accounting for its acquisition of MedTrak may not be reliable indicators of the future results of either Rite Aid or EnvisionRx.

Our unaudited pro forma condensed combined financial data for the 52 weeks ended November 29, 2014 was prepared by combining the unaudited consolidated financial information of Rite Aid as of and for the 52 weeks ended November 29, 2014 with the audited financial information of EnvisionRx as of and for the fiscal year ended December 31, 2014. This last 52 weeks presentation is not prepared in accordance with Regulation S-X. The supplemental unaudited pro forma adjusted EBITDA of EnvisionRx for the twelve months ended December 31, 2014 included in this offering memorandum is based upon the historical financial information and other available information, estimates and assumptions provided to us by EnvisionRx and includes certain adjustments to EnvisionRx’s results of operations to present the pro forma impact of EnvisionRx’s acquisition of MedTrak in September 2014 on its results of operations as if such acquisition occurred on January 1, 2014. Certain of these adjustments are based on management estimates, including with respect to potential synergies and cost savings. Such financial information has not been audited and is based on various assumptions and estimates, which may be incorrect or incomplete.

Such unaudited pro forma condensed combined financial data and supplemental information related to EnvisionRx is presented for illustrative and informational purposes only and is not intended to represent or indicate what our or EnvisionRx’s financial condition or results of operations would have been for the periods presented had the acquisition of EnvisionRx or MedTrak, as applicable, occurred at the specified times, nor what they may be in the future. Actual results could differ from these estimates and such differences could be material.

Such presentation of our unaudited pro forma condensed combined financial data and related supplemental information are considered to be non-GAAP disclosures and have not been prepared in compliance with public company reporting requirements. Additionally, the results of operations for MedTrak from January 1, 2014 through the date of its acquisition by EnvisionRx have not been audited or reviewed by an independent registered public accounting firm.

For these and other reasons specified in this offering memorandum, our unaudited pro forma condensed combined financial data of Rite Aid for the 52 weeks ended November 29, 2014 and the related supplemental information included in this offering memorandum does not reflect the financial condition, results of operations or cash flows that either Rite Aid or EnvisionRx would have achieved during the periods presented as stand-alone companies, and, therefore, may not be a reliable indicator of its future financial performance.

Risks Related to the PBM Industry

Risks of declining gross margins in the Pharmacy Benefits Management industry could adversely impact the profitability of EnvisionRx.

The pharmacy benefits management (“PBM”) industry has been experiencing margin pressure as a result of competitive pressures and increased client demands for lower prices, enhanced service offerings and/or better service levels, and higher rebate yields. With respect to rebate yields,

EnvisionRx maintains contractual relationships with brand name pharmaceutical manufacturers that provide for rebates on drugs dispensed by pharmacies in its retail network and by its mail order pharmacy (all or a portion of which may be passed on to clients). Manufacturer rebates often depend on a PBM’s ability to meet contractual market share or other requirements, including in some cases the placement of a manufacturer’s products on the PBM’s formularies. If EnvisionRx loses its relationship with one or more pharmaceutical manufacturers, or if the rebates provided by pharmaceutical manufacturers decline, after the consummation of the acquisition, our business and financial results could be adversely affected. Further, changes in existing federal or state laws or regulations or the adoption of new laws or regulations relating to patent term extensions, rebate arrangements with pharmaceutical manufacturers, or to formulary management or other PBM services could also reduce the manufacturer rebates EnvisionRx receives.

EnvisionRx also maintains contractual relationships with participating pharmacies that provide for discounts on retail transactions for generic drugs and brand drugs dispensed by pharmacies in its retail network. If EnvisionRx loses its relationship with one or more of the larger pharmacies in its network, or if the retail discounts provided by network pharmacies decline, after the consummation of the acquisition, our business and financial results could be adversely affected. In addition, changes in federal or state laws or regulations or the adoption of new laws or regulations relating to claims processing and billing, including EnvisionRx’s ability to collect network administration and technology fees, could adversely impact EnvisionRx’s profitability.

Efforts to reduce reimbursement levels and alter health care financing practices could adversely affect the results of operations of EnvisionRx.

The continued efforts of health maintenance organizations and other managed care organizations, PBM companies, government entities, and other third party payors to reduce prescription drug costs and pharmacy reimbursement rates, may impact EnvisionRx’s profitability. In particular, increased utilization of generic pharmaceuticals has resulted in pressure on PBM companies to decrease reimbursement payments to retail and mail order pharmacies for generic drugs. Historically, the effect of this trend has resulted in EnvisionRx providing contractual financial performance guarantees to certain of its PBM clients with respect to minimum generic drug price discounts for EnvisionRx’s retail pharmacy network and its mail order pharmacy. Any inability of EnvisionRx to achieve guaranteed minimum generic drug price discounts provided to its PBM clients could have an adverse effect on our results of operations after consummation of the acquisition.

In addition, during the past several years, the United States health care industry has been subject to an increase in governmental regulation. Licensing, and audits at both the federal and state levels. Efforts to control health care costs, including prescription drug costs, are continuing at the federal and state government levels. Changing political, economic and regulatory influences may significantly affect health care financing and reimbursement practices. A change in the composition of pharmacy prescription volume toward programs offering lower reimbursement rates could negatively impact EnvisionRx’s profitability.

The Patient Care Act and the Health Care and Education Reconciliation Act made several significant changes to Medicaid rebates and to reimbursement. One of these changes was to revise the definition of the AMP, a pricing element common to most payment formulas, and the reimbursement formula for multi-source (i.e., generic) drugs. In addition, the Patient Care Act and related federal acts made other changes that affect the coverage and plan designs that are or will be provided by many of our health plan clients, including the requirement for health insurers to meet a minimum medical loss ratio to avoid having to pay rebates to enrollees.

Another of these changes by Patient Care Act was to require stand-alone prescription plans and medical plans to coordinate data in order to keep track of maximum total out-of-pocket costs to covered individuals. This may result in fewer employer plans carving out prescription drug coverage could indirectly impact our services and/or business practices.

The possibility of PBM client loss and/or the failure to win new PBM business could impact the ability of EnvisionRx to secure new business.

EnvisionRx’s PBM business generates net revenues primarily by contracting with clients to provide prescription drugs and related health care services to plan members. PBM client contracts often have terms of approximately three years in duration, so approximately one third of a PBM’s client base typically is subject to renewal each year. In some cases, however, PBM clients may negotiate a shorter or longer contract term or may require early or periodic renegotiation of pricing prior to expiration of a contract. In addition, the reputational impact of a service-related incident could negatively affect our ability to grow and retain EnvisionRx’s client base. Further, the PBM industry has been impacted by consolidation activity that may continue in the future. In the event one or more of Envision Rx’s PBM clients is acquired by an entity that obtains PBM services from a competitor, Envision Rx may be unable to retain all or a portion of its client’s business. For these reasons, EnvisionRx continually faces challenges in competing for new PBM business and retaining or renewing our existing PBM business. There can be no assurance that EnvisionRx will be able to win new business or secure renewal business on terms as favorable to it as the present terms. These circumstances, either individually or in the aggregate, could result in an adverse effect on our business and financial results after the consummation of the acquisition.

Possible changes in industry pricing benchmarks could impact the business of EnvisionRx.

It is possible that the pharmaceutical industry or regulators may evaluate and/or develop an alternative pricing reference to replace Average Wholesale Price (“AWP”), which is the pricing reference used for many of EnvisionRx’s PBM client contracts, pharmaceutical manufacturer rebate agreements, retail pharmacy network contracts, specialty payor agreements and other contracts with third party payors in connection with the reimbursement of drug payments. Future changes to the use of AWP or to other published pricing benchmarks used to establish pharmaceutical pricing, including changes in the basis for calculating reimbursement by federal and state health programs and/or other payors, could impact the reimbursement EnvisionRx receives from Medicare programs and Medicaid health plans, the reimbursement EnvisionRx receives from PBM clients and other payors and/or its ability to negotiate rebates with pharmaceutical manufacturers, acquisition discounts with wholesalers and retail discounts with network pharmacies. The effect of these possible changes on our business cannot be predicted at this time.

Regulatory or business changes relating to EnvisionRx’s participation in Medicare Part D, the loss of Medicare Part D eligible members, or our failure to otherwise execute on our strategies related to Medicare Part D, may adversely impact our business and our financial results.

One of EnvisionRx’s subsidiaries, Envision Insurance Company (“EIC”), is an insurer domiciled in Ohio (with Ohio as its primary insurance regulator) and licensed in all 50 states, and is approved to function as a Medicare Part D Prescription Drug Plan (“PDP”) plan sponsor for purposes of individual insurance products offered to Medicare-eligible beneficiaries and for purposes of making employer/union-only group waiver plans available for eligible clients. EnvisionRx also provides other products and services in support of our clients’ Medicare Part D plans or the Federal Retiree Drug Subsidy program. EnvisionRx has made, and may be required to make further, substantial investments in the personnel and technology necessary to administer its Medicare Part D strategy. There are many uncertainties about the financial and regulatory risks of participating in the Medicare Part D program, and if the acquisition is consummated, we can give no assurance that these risks will not materially adversely impact the business of EnvisionRx and our financial results in future periods after the consummation of the acquisition.

EIC is subject to various contractual and regulatory compliance requirements associated with participating in Medicare Part D. EIC is subject to certain aspects of state laws regulating the business of insurance in all jurisdictions in which EIC offers its PDP plans. As a PDP sponsor, EIC is required to comply with Federal Medicare Part D laws and regulations applicable to PDP sponsors. Additionally, the receipt of Federal funds made available through the Part D program by us, our affiliates, or clients is subject to compliance with the Part D regulations and established laws and regulations governing the Federal government’s payment for healthcare goods and services, including the Anti-Kickback Statute and the False Claims Act. Similar to our requirements with other clients, EnvisionRx’s policies and practices associated with operating its PDP are subject to audit. If material contractual or regulatory non-compliance was to be identified, monetary penalties and/or applicable sanctions, including suspension of enrollment and marketing or debarment from participation in Medicare programs, could be imposed. Further, the adoption or promulgation of new or more complex regulatory requirements associated with Medicare may require EnvisionRx to incur significant compliance-related costs which could adversely impact our business and our financial results after the consummation of the acquisition.

In addition, due to the availability of Medicare Part D, some of EnvisionRx’s employer clients may decide to stop providing pharmacy benefit coverage to retirees, instead allowing the retirees to choose their own Part D plans, which could cause a reduction in demand for EnvisionRx’s Medicare Part D group insurance products. Extensive competition among Medicare Part D plans could also result in the loss of Medicare Part D members by our managed care customers, which would also result in a decline in EnvisionRx’s membership base. Like many aspects of EnvisionRx’s business, the administration of the Medicare Part D program is complex. Any failure to execute the provisions of the Medicare Part D program may have an adverse effect on our financial position, results of operations or cash flows after the consummation of the acquisition. As discussed above, in March 2010, comprehensive healthcare reform was enacted into federal law through the passage of the Patient Care Act. Additionally, as described above, the Patient Care Act contains various changes to the Part D program and could have a financial impact on EnvisionRx’s PDP and its clients’ demand for our other Part D products and services.